EXHIBIT 23.2


                         MOORE KIRKLAND & BEAUSTON LLP


                   Certified Public Accountants & Consultants
   Members of the American Institute of Certified Public Accountants and the
           South Carolina Association of Certified Public Accountants


                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated April 1, 2003, relating to the financial statements of Crowfly, Inc., which appear in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.




/s/ Moore Kirkland & Beauston LLP

Moore Kirkland & Beauston LLP
December 31, 2003